McCARTER & ENGLISH
                                ATTORNEYS AT LAW
                                FOUR GATEWAY CENTER
                               100 MULBERRY STREET
                                  P.O. BOX 652
                              NEWARK, NJ 07101-0652



CHERRY HILL, NJ                                  (201) 622-4444
  NEW YORK, NY                                    TELEX 178016
 BOCA RATON, FL                             TELECOPIER (201) 624-7070
 WILMINGTON, DE                              CABLE "McCARTER" NEWARK



                                                                August 27, 1993


Lebenthal New Jersey Municipal Bond Fund
c/o Lebenthal & Co., Inc.
25 Broadway
New York, New York  10004

Dear Sirs and Mesdames:

                  We have acted as special counsel, with respect to New Jersey State tax matters, to the Lebenthal New Jersey Municipal Bonds Fund (the "Fund"), a non-diversified municipal bond portfolio held by Lebenthal Funds, Inc., an open-end investment company under the Investment Company Act of 1940, as amended, concerning a Registration Statement (No. 33-36784) on Form N-1A under the Securities Act of 1933, as amended (the "Registration Statement"), covering the issuance of shares of fractional undivided interests in the Fund.

                  In that connection we have examined a form of the Prospectus and the relevant portions of the Statement of Additional Information dated September, 1993. Except as expressly specified herein, all terms used herein and defined in the documents referred to above shall have the respective meanings ascribed to them in such documents.

                  Based upon the Prospectus and the relevant portions of the Statement of Additional Information, the Fund intends to operate as a "qualified investment fund" as defined under the New Jersey Gross Income Tax ("GIT") statute, in accordance with N.J.S.A. 54A:6-14.1 and N.J.A.C. 18:35-1.24. A "qualified investment fund" is any investment company or trust, or series of such investment company or trust, registered with the Securities and Exchange Commission, which for the calendar year in which a distribution is paid, (1) has no investments other than interest-bearing obligations, obligations issued at a discount, and cash

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Lebenthal New Jersey Municipal Bond Fund
August 27, 1993
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and cash items, including receivables, and financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto and (2) at the close of each quarter of the taxable year, has at least 80 percent of the aggregate principal amount of all its investments, excluding financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto as authorized under section 851(b) of the Internal Revenue Code of 1986, 26 U.S.C. section 851(b), cash and cash items, which cash items shall include receivables, invested in Tax Exempt Obligations, as hereinafter defined.

                  "Tax Exempt Obligations" are described in N.J.S.A. 54A:6-14 and refer to obligations issued by or on behalf of the State of New Jersey or any county, municipality, school or other district, agency, authority, commission, instrumentality, public corporation (including one created or existing pursuant to agreement or compact with this or any other state), body corporate and politic or political subdivision of the State of New Jersey, or obligations that are free from New Jersey state or local taxation under New Jersey or federal laws.

                  Also, pursuant to N.J.A.C. 18:35-1.24(e), a qualified investment fund must certify annually on or before February 15th to the Division of Taxation on the forms prescribed that for the preceding calendar year the investment fund is a qualified investment fund because it (1) was registered with the Securities and Exchange Commission, (2) had no investments other than interest-bearing obligations, obligations issued at a discount, and cash and cash items, including receivables, and financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto, and (3) had not less than 80 percent of the aggregate principal amount of all its investments, excluding financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto to the extent such instruments are authorized by section 851(b) of the federal Internal Revenue Code of 1986, 26 U.S.C. section 851(b), cash and cash items, which cash items shall include receivables, in obligations described in N.J.S.A. 54A:6-14 and N.J.A.C. 18:35-1.9(a)1. and 2.


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Lebenthal New Jersey Municipal Bond Fund
August 27, 1993
Page 3



                  In addition, N.J.A.C. 18:35-1.24(g) provides that pursuant to N.J.S.A. 54a:8-6, a qualified investment fund must (1) advise the Division of Taxation as to amounts distributed for the preceding calendar year to shareholders or beneficiaries from income or gain derived from New Jersey and federal obligations and (2) advise its shareholders on or before February 15 of each calendar year that its distributions qualify for exclusion from gross income pursuant to N.J.A.C. 18:35-1.24.

                  Our opinion is based upon the assumption that the Fund qualifies and will continue to maintain its status as a "qualified investment fund" under New Jersey law. It is also our understanding that interest on the underlying obligations to be carried by the Fund will be, in the opinion of counsel to the issuing governmental authorities or by ruling of the United States Internal Revenue Service at the time of issuance of such obligations, exempt from all federal income taxes.

                  Based on the foregoing, under existing New Jersey law applicable to individuals who are defined to be New Jersey residents under the GIT and to corporations subject to the New Jersey Corporation Business Tax ("CBT"), we are of the opinion that for the purpose of New Jersey taxation:

                  1. The Fund, as long as it maintains its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, is subject to the CBT and, pursuant to N.J.S.A. 54:10A-5(d), the CBT to be annually assessed to and paid by the Fund shall be $250.00.

                  2. Distributions paid by a "qualified investment company" are exempt from the GIT, to the extent that the distributions are attributable to interest or gain from Tax-Exempt Obligations.

                  3. Gains resulting from the redemption or sale of shares of the Fund are also exempt from the GIT.

                  4. The GIT is not applicable to corporations. With respect to any corporate shareholder of the Fund that is subject to the CBT, pursuant to N.J.S.A. 54:10A-4(k) (2) (B) and N.J.A.C.
18:7-5.2(A) (2), interest on any bond, including tax exempt bonds issued by the State of New Jersey, its political subdivisions, agencies or instrumentalities, is included in the net income tax base of such corporate shareholder for purposes of computing the CBT. Furthermore, any gain upon the redemption or sale of shares

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Lebenthal New Jersey Municipal Bond Fund
August 27, 1993
Page 4


by a corporate shareholder is also included in the net income tax base for purposes of computing the CBT.

                  5. New Jersey has no personal property tax laws which would tax either the Tax-Exempt Obligations or any interest therein.

                  6. The shares of the Fund may be taxable under the New Jersey Inheritance Tax Laws.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement, the Prospectus and the Statement of Additional Information included therein.

                                                              Very truly yours,


                                                              McCarter & English

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